SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                        Date of Report: December 8, 2003

                Date of earliest event reported: December 5, 2003



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of

                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499

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Maine & Maritimes Corporation


Item 5. Other Events.

      Maine & Maritimes Corporation Declares Increase in Quarterly Dividend

At the board meeting held on December 5, 2003, the Board of Directors of Maine & Maritimes Corporation declared a regular quarterly dividend of $.38 per share (annualized rate of $1.52 per share) on the Company's Common Stock payable January 1, 2004, to shareholders of record as of December 18, 2003. This represents a $0.01 increase per share in the quarterly dividend over the previous quarter, or an annualized increase of $0.04 per share. (Press Release Attached)


Maine & Maritimes Corporation Declares Increase In Quarterly Dividend

    PRESQUE ISLE, Maine--(BUSINESS WIRE)--Dec. 8, 2003--Maine & Maritimes Corporation (AMEX: MAM) today announced that its Board of Directors, at their regularly scheduled meeting on December 5, 2003, declared a quarterly dividend of $0.38 per share on its common stock, an increase of $0.01 per share quarterly, for an annualized rate of $1.52 per share. The common dividend is payable January 1, 2004, to shareholders of record as of December 18, 2003.
    The increase in the dividend is based on the Company's performance exceeding internal management expectations. The Company's President & CEO, J. Nicholas Bayne, explains, " We are very pleased with our results, particularly when taking into consideration the increased costs the Company incurred in forming its new holding company, strategic costs associated with implementing its growth strategy, as well as increases in insurances and regulatory costs."
    Maine & Maritimes Corporation recently announced the formation of two new subsidiaries, Maine & Maritimes Energy Services Company and its Canadian subsidiary Maricor Ltd., as well as the acquisition of a Canadian-based engineering firm. In the Company's recent web cast, Mr. Bayne stated, "We remain focused on creating long-term shareholder value, including goals of creating growth in share price, as well as continuing market-competitive dividend yields."
    Maine & Maritimes Corporation is the parent company of Maine Public Service Company, an independent transmission and distribution utility; Energy Atlantic, LLC, a competitive electricity supply company; Maine & Maritimes Energy Services Company, all headquartered in Presque Isle, Maine, as well as Maricor Ltd., a Canadian-based subsidiary of Maine & Maritimes Energy Services Company. The Company's website is www.maineandmaritimes.com.

    Forward Looking Information:

    Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. These "forward-looking statements" are subject to risks and uncertainties, which could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are discussed and identified in Maine & Maritimes Corporation's public filings made with the Securities and Exchange Commission, and include (but are not limited to) a possible inability to raise adequate capital to execute proposed strategies, changes in overall strategy due to economic, regulatory, governmental and/or market conditions, the costs and difficulties related to integration of potentially acquired businesses, potential changes in customer and supplier relationships of potentially acquired firms, changes in governmental regulations, changes in management, and changes in financial markets.

    CONTACT: Maine & Maritimes Corporation
             Annette N. Arribas, 207-760-2402
             aarribas@maineandmaritimes.com

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date:  December 8, 2003



By: /S/ J. Nicholas Bayne
        President & CEO